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                                                                     EXHIBIT 5.1



             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                October 31, 2002



Behringer Harvard REIT I, Inc.
Suite 210
1323 North Stemmons Freeway
Dallas, Texas 75207

                  Re:  Registration Statement on Form S-11 (File No. 333-91532)
                       -------------------------------------------------------

Ladies and Gentlemen:


                  We have served as Maryland counsel to Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 91,520,000 shares (the "Shares") of common stock, $.0001 par value per share, of the Company ("Common Stock") and 3,520,000 warrants (the "Warrants") to purchase Shares, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Up to 80,000,000 of the Shares are issuable pursuant to subscription agreements; up to 8,000,000 of the Shares are issuable pursuant to the Company's dividend reinvestment plan; and up to 3,520,000 of the Shares are issuable upon the exercise of the Warrants. The Warrants will be issuable pursuant to the Executed Warrant Purchase Agreement (as defined herein). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.


                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;


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Behringer Harvard REIT I, Inc.
October 31, 2002
Page 2


                  4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  5. Resolutions adopted by the Board of Directors of the Company relating to the sale, issuance and registration of the Shares and the Warrants, certified as of the date hereof by an officer of the Company (the "Resolutions");


                  6. The form of Warrant Purchase Agreement (the "Warrant Purchase Agreement") by and between the Company and Behringer Securities LP, a Texas limited partnership (the "Dealer Manager"), certified as of the date hereof by an officer of the Company;


                  7. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.



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Behringer Harvard REIT I, Inc.
October 31, 2002
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                  5. The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.


                  6. The Dealer Manager has executed and delivered a warrant purchase agreement substantially in the form of the Warrant Purchase Agreement which has been countersigned and delivered by the Company (the "Executed Warrant Purchase Agreement"). Each Warrant will be granted in accordance with the Executed Warrant Purchase Agreement and exercised in accordance with its terms at the time of any exercise of such Warrant.


                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Resolutions and the Registration Statement, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.


                  3. The issuance of the Warrants has been duly authorized by all necessary corporate action on the part of the Company and, when and if issued in accordance with the Warrant Purchase Agreement, the Resolutions and the Registration Statement, the Warrants will be binding obligations of the Company.



                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, as to federal or state laws regarding fraudulent transfers or as to the enforceability of the Warrants. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.


                  The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, it may not be relied upon by, quoted in


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Behringer Harvard REIT I, Inc.
October 31, 2002
Page 4


any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP